Consent of Independent Certified Public Accountants

         We hereby consent to the use in this Registration Statement on Form SB-2/A Amendment Number 1 of Finger Tip Drive, Inc. of our report dated July 26, 2002, relating to the financial statements of Finger Tip Drive, Inc., and the reference to our firm under the Caption "Experts" in the Prospectus.



                                    /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                        Lesley, Thomas, Schwarz & Postma, Inc.
                                        A Professional Accountancy Corporation
                                        Newport Beach, California